Exhibit 99.1

NewHydrogen CEO Steve Hill Discussed the Future of Hydrogen Fuels with Industry Expert

Dr. Ivor John described how countries are rapidly investing in infrastructure and incentives for hydrogen fuels

SANTA CLARITA, Calif. (June 22, 2023) — NewHydrogen, Inc. (OTC:NEWH), the developer of a breakthrough technology to produce low-cost green hydrogen, today announced that in a recent podcast the Company’s CEO, Steve Hill, and industry expert Dr. Ivor John discussed the future of hydrogen fuel and how the world is rapidly moving toward adoption.

During the podcast, Dr. John explained how hydrogen is the fuel of the future, “Every day now hydrogen seems to be in the news. We have 50 countries that have developed hydrogen strategies and that number is increasing every month and every year.”

Dr. John has been an advisor and partner with several hydrogen companies. He is an expert in hydrogen and has been a general partner with Hydrogen Power Partners for over three years. He has also been an advisor to SunHydrogen, Inc., for over four years. Dr. John is also an expert in technologies and processes associated with hydrogen. It is his expertise that he has also prepared a Readiness Plan for the Central Coast of California. For most of his career, he has been a consultant and advisor on the environment, specifically, air quality and climate change. Dr. John has a Ph.D. from Aberystwyth University in Physics of the Atmosphere. He also has a certificate as a Consulting Meteorologist from the American Meteorology Society. He is currently focusing on hydrogen and its transition and how it can be used to reduce emissions.

When asked about the recent hydrogen investments in different countries, Dr. John said, “Japan is committing $100 billion over the next 15 years for hydrogen fuel supply…over a thousand projects now, and it’s going to require about $320 billion of investment by 2030.”

In addition, he emphasized the active participation of the United States in this competition, stating, “The recent approval of the building infrastructure law has allocated $8 billion specifically for the establishment of Hydrogen hubs nationwide.”

This conversation can be viewed at NewHydrogen Podcast - Ivor John - YouTube

For more information about NewHydrogen, please visit https://newhydrogen.com/

About NewHydrogen, Inc.

NewHydrogen is developing a breakthrough green hydrogen generator that uses renewable energy and water to produce low-cost green hydrogen. Hydrogen is the cleanest and most abundant fuel in the universe. It is zero-emission and only produces water vapor when used. Hydrogen does not exist in its pure form on Earth so it must be extracted from a source that contains hydrogen. For centuries, scientists have known how to split water into hydrogen and oxygen using a simple and elegant device called an electrolyzer. Unfortunately, an electrolyzer – the primary component of a hydrogen generator – is still very expensive. NewHydrogen is developing breakthrough technologies to enable the next generation of low cost electrolyzers. Our initial focus is on replacing and reducing expensive rare earth materials, to help usher in the green hydrogen economy that Goldman Sachs estimated to have a future market value of $12 trillion.

Safe Harbor Statement

Matters discussed in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this press release, the words “anticipate,” “believe,” “estimate,” “may,” “intend,” “expect” and similar expressions identify such forward-looking statements. Actual results, performance or achievements could differ materially from those contemplated, expressed or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of the Company and are subject to a number of risks and uncertainties. These include, but are not limited to, risks and uncertainties associated with: the impact of economic, competitive and other factors affecting the Company and its operations, markets, the impact on the national and local economies resulting from terrorist actions, the impact of public health epidemics on the global economy and other factors detailed in reports filed by the Company with the United States Securities and Exchange Commission.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Investor Relations Contact:

NewHydrogen, Inc.

ir@newhydrogen.com